Exhibit (N)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 033-57792 on Form N-6 of our report dated April 11, 2023 relating to the financial statements comprising each of the subaccounts of VEL II Account of Commonwealth Annuity and Life Insurance Company appearing in Form N-VPFS of VEL II Account of Commonwealth Annuity and Life Insurance Company for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2023

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 033-57792 on Form N-6 of our report dated April 3, 2023 relating to the statutory-basis financial statements and supplemental schedules of Commonwealth Annuity and Life Insurance Company appearing in Form N-VPFS of VEL II Account of Commonwealth Annuity and Life Insurance Company for the year ended December 31, 2022. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2023